Exhibit 99

Mr. Hansen is associated with Apax Europe IV GP Co. Ltd., and its affiliated companies. 25,043,764.117 shares of Xerium Technologies, Inc. (the "Issuer") common stock, par value $0.01 per share (the "Common Stock") are deemed beneficially owned by Apax Europe IV GP Co. Ltd. Apax WW Nominees Ltd. holds 24,963,243.529 shares as custodian for certain funds affiliated with Apax Europe IV GP Co. Ltd. Apax Europe IV-A, L.P. beneficially holds 16,674,004.107 shares; Apax Europe IV-B, L.P. beneficially holds 3,509,515.145 shares; Apax Europe IV-C GmbH & Co. KG beneficially holds 1,605,931.980 shares; Apax Europe IV-D, L.P. beneficially holds 1,261,210.374 shares; Apax Europe IV-E, L.P. beneficially holds 26,996.270 shares; Apax Europe IV-F, C.V. beneficially holds 1,176,760.502 shares; Apax Europe IV-G, C.V. beneficially holds 692,212.060 shares; and Apax Europe IV-H GmbH & Co. KG beneficially holds 16,613.089 shares (together, the "Apax Funds"). Apax Europe IV GP Co. Ltd. exercises investment discretion and control over the shares beneficially held by each of the Apax Funds through Apax Europe IV GP, L.P., which is the sole managing general partner of each of the Apax Funds. Apax Europe IV GP Co. Ltd. is the sole managing general partner of Apax Europe IV GP, L.P. Apax-Xerium APIA L.P. ("APIA") directly holds 80,520.588 shares. Apax Europe IV GP Co. Ltd. exercises investment discretion and control over the shares beneficially held by APIA through Apax Europe IV GP, L.P., which is the sole managing general partner of APIA. Apax Europe IV GP Co. Ltd. is the sole managing general partner of Apax Europe IV GP, L.P. Apax Europe IV GP Co. Ltd. is managed by a five-person board of directors. David Staples, Jeremy Arnold, Denise Fallaize, Andrew Guille, and Stephen Tilton, as directors of Apax Europe IV GP Co. Ltd., may be deemed to share beneficial ownership of the shares shown as beneficially owned by Apax Europe IV GP Co. Ltd. Such persons disclaim beneficial ownership of the shares beneficially owned by Apax Europe IV GP Co. Ltd. Pursuant to Rule 16a-1(a)(4) promulgated under the Securities Exchange Act of 1934, as amended, Mr. Hansen states that this filing shall not be deemed an admission that he is the beneficial owner of, or has any pecuniary interest in any of the securities of the Issuer covered by this statement. Mr. Hansen disclaims beneficial ownership of the Common Stock that may be deemed beneficially owned by Apax Europe IV GP Co. Ltd., APIA, the Apax Funds and their affiliated companies.